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                          FORM 8-K


              SECURITIES AND EXCHANGE COMMISSION

                    Washington, D.C. 20549


                       CURRENT REPORT


Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


Date of Report (Date of earliest event reported): June 22, 2000





                  CROWN CENTRAL PETROLEUM CORPORATION
        (Exact name of registrant as specified in its charter)



     Maryland                    1-1059         52-0550682
(State or other jurisdiction  (Commission      (IRS Employer
 of incorporation)           File Number)   Identification No.)


         One North Charles Street
         Baltimore, Maryland                   21201
(Address of principal executive offices)     (Zip Code)


Registrant's telephone number, including area code:(410)539-7400


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Item 5.   Other Events

    Beginning in late January 2000, Gulf Coast refining margins have experienced marked improvement as compared to the same 1999 period. Since Crown's two refineries are situated in the Gulf Coast region, the industry benchmark "crack spread" for the Gulf Coast is often used as an indication of refining margins. For the first five months of 2000, the Gulf Coast 20 day delayed crack spread was $4.79 per barrel compared to $2.25 per barrel for the same 1999 period. In particular, the months of February and May 2000 realized significantly improved margins as compared to the same 1999 months. As a result, Crown's estimated net income improved from a loss of $16.1 million for the first five months of 1999 to a net income of $4.4 million for the first five months of 2000.

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                           SIGNATURES


          Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                         CROWN CENTRAL PETROLEUM CORPORATION
                         (Registrant)


                         By: /s/ John E. Wheeler, Jr.
                             ------------------------
                         Name:  John E. Wheeler, Jr.
                         Title: Executive Vice President --
                                Chief Financial Officer


Dated: June 22, 2000